Exhibit 21

S.Y. Bancorp, Inc.

Exhibit 21 to 2002 Form 10-K

S.Y. Bancorp, Inc. Subsidiaries

Stock Yards Bank & Trust Company, a Kentucky Banking Corporation

1040 East Main Street

Louisville, KY 40206

S.Y. Bancorp Capital Trust I

1040 East Main Street

Louisville, KY 40206